Exhibit 99.1

NEWS
Innovative Micro Technology 75 Robin Hill Road, Santa Barbara, CA 93117 | P. 805-681-2800 | F. 805-967-2677 Contact: Monte Heaton (805-681-2852, monte@IMTMEMS.com)

FOR IMMEDIATE RELEASE

Innovative Micro Technology Closes $17M Venture Financing

Innovative Micro Technology, a leading manufacturer of micro-electromechanical systems (MEMS), announced today that it has raised $17 Million in institutional venture capital.  IMT will use the investment to expand its facilities and tool set as it ramps into production on multiple customer programs.  Funds will also be directed at expansion of IMT’s sales and marketing efforts, specifically targeting new technology partnerships with industry leaders.  The round was led by Investor Growth Capital Ltd, with significant participation from BA Venture Partners and Miramar Venture Partners.  In conjunction with the financing, Jose Suarez from Investor Growth Capital and Eric Sigler from BA Venture Partners will join IMT’s board of directors.  Also joining IMT’s Board will be Barry Waite, former President and CEO of Chartered Semiconductor and a senior advisor to IGC.   WR Hambrecht + Co acted as financial advisor to IMT.

“This investment provides IMT with a solid foundation for growth and we believe clearly establishes IMT as the leading independent MEMS manufacturing partner in the U.S.,” said CEO, John Foster.  “Although we have been growing our business steadily since our founding in January 2000, this investment allows us to accelerate that growth in a variety of ways, including the acquisition of new tools for additional capacity to better serve our existing customers, and increasing our efforts to obtain new corporate accounts and partnerships.  We are obviously very pleased to have such a strong investor group.”

Commented Jose Suarez of Investor Growth Capital, “We’ve been very impressed with IMT’s rise in the MEMS business, and this infusion of capital should allow the Company to ramp to the next level of high volume production for a variety of customers.”

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“IMT’s large and diverse customer base indicates its products are filling a real need in the marketplace,” said Eric Sigler, Director at BA Venture Partners. “The MEMS manufacturing market has matured to a point where an independent company can sustain itself, and IMT’s deep market traction puts the Company in the best position to emerge as the leader in this developing industry.”

Added Heiner Sussner of Miramar Venture Partners, “IMT has clearly made impressive progress in developing their business.  We at Miramar are looking forward to working closely with John Foster and his team to further expand IMT’s technical capabilities and continue building a world-class organization.”

About Innovative Micro Technology

Formed in 2000, Innovative Micro Technology (IMT) is a leading MEMS manufacturing partner with a diversified range of projects and products.  IMT’s overriding goal is to partner with companies to develop and manufacture products based on MEMS technology. The company was built for high-volume manufacturing and its 130,000 sq ft facility contains a 30,000 sq ft clean room/fab, the largest and best-equipped independent MEMS fab in the world.  The management team has over 100 years of combined experience in high-technology manufacturing. IMT currently has 93 employees and 21 customers in diverse applications, including drug discovery, drug delivery, biomedical implants and cell purifiers, microfluidics, inertial navigation, optical telecommunications, printing, various sensors, night vision, IR emitters, telephone/DSL switching, RF devices, power management, and others. Capabilities include design for manufacturability, extensive prototyping and high-volume manufacturing experience, 6” wafer efficiency, sub-micron photolithography, extensive materials flexibility, and unmatched metrology tools and experience. IMT also offers various types of wafer bonding for micro-fluidics and wafer-level encapsulation.  IMT’s staff includes specialists in all areas of MEMS manufacturing.

For additional information, please visit www.imtmems.com or contact Monte Heaton at monte@imtmems.com.

About Investor Growth Capital, Inc. and Investor AB

Investor Growth Capital (IGC) – www.investorgrowthcapital.com - is a venture capital and private equity advisory group wholly owned by Investor AB of Sweden with offices in North America, Europe and Asia. IGC actively invests in technology and healthcare companies.  IGC accesses Investor AB’s extensive global network of companies and senior managers to assist in the growth and development of its portfolio companies. Investor AB is a shareholder in a number of global public companies such as ABB, Astra Zeneca, Atlas Copco, Electrolux, Ericsson, Gambro, OMX, Saab AB, Scania, SEB and WM-data. The portfolio consists of 100 new investments and a number of other holdings including investment in the 3G mobile operator Hi3G. The company has a diversified portfolio of holdings in the following sectors: Healthcare, Technology, Engineering, and Financial Services. More information can be found at: www.investorab.com.

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About BA Venture Partners

BA Venture Partners is a multi-stage, market-driven venture capital partnership that combines the specialized expertise and management support that today’s companies need to quickly generate business momentum. Its partners offer extensive industry experience and resources in software, hardware, biotechnology and medical devices. Recent liquidity events include Citrix’s acquisition of Net6, Microsoft’s acquisition of PlaceWare, Checkpoint’s acquisition of Zone Labs, and Silicon Labs’ acquisition of Cygnal in addition to the initial public offerings of Monolithic Power Systems, VNUS, Acusphere and Dynavax. For more information, please visit www.baventurepartners.com or call 650-378-6000.

About Miramar Venture Partners

Miramar Venture Partners is a venture fund that invests in early-stage information technology companies, focusing on Southern California opportunities.  Formed in 2001, Miramar has made investments in leading emerging growth companies in semiconductors, enterprise networks, telecom, data storage and software.  Applying the extensive technological and business experience of its partners in working with emerging companies, Miramar takes a hands-on, teamwork approach to support entrepreneurs in building successful technology companies.  More information about Miramar Venture Partners can be found at www.miramarvp.com.

In this release, the words “believe,” “estimate,” “anticipate,” “expect,” “intend,” “plan” and similar expressions identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements speak only as of the date hereof.  All of the forward-looking statements are based on estimates and assumptions made by management of the Company, which, although believed to be reasonable, are inherently uncertain and difficult to predict.  Therefore, undue reliance should not be placed upon such estimates.  Such statements are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-KSB and our other documents filed with the SEC, and, the following: the Company’s ability to make the transition to volume production of MEMS products; the Company’s history of losses and bankruptcy; changing technology; competition; the company’s ability to protect intellectual property; fluctuations in the Company’s quarterly and annual operating results; lack of an active trading market; risks related to international transactions; environmental laws and regulations; supplies of raw materials; anti-takeover provisions of the Company’s charter and Delaware law; and general economic and political uncertainty. The Company does not assume any obligation to update or correct forward-looking statements to reflect subsequent events or actual results.

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